SEVERANCE AGREEMENT

         This Severance Agreement (the "Agreement"), dated as of December 2, 1996, is entered into by and between PLM Financial Services, Inc. ("PLM", the "Employer" or the "Company") and Stephen M. Bess ("Employee"), who hereby state as follows:

         WHEREAS, Employee presently holds the position of President at PLM Investment Management, Inc., a wholly-owned subsidiary of PLM;

         WHEREAS, PLM deems it to be in the best interest of the Company to provide incentives to keep Employee fully dedicated to Employee's position at PLM; and

         WHEREAS, PLM and Employee believe the best way of assuring Employee's continued dedication to the Company is to provide Employee certain benefits in the event his/her employment is terminated by the Company, which benefits are greater than he/she would otherwise be entitled to, pursuant to the terms and conditions described herein.

         NOW, THEREFORE, IN CONSIDERATION OF THE PROVISIONS HEREINABOVE AND HEREINAFTER SET FORTH, PLM AND EMPLOYEE DO HEREBY AGREE AS FOLLOWS:

         1. The Company will pay to Employee Severance Pay (as defined below) if the following conditions are met:

          (A) Employee is terminated from employment with the Company for any reason other than the reasons set forth in Section 3 below, and

          (B) Employee  enters into a Release (the "Release")  substantially  in
          the  form  attached   hereto  as  Exhibit  A,  with  all  blank  lines
          appropriately completed.

         2. Severance Pay and Other Post Employment Benefits.

         2.1 "Severance Pay" shall be defined as twenty-four (24) months of Employee's base salary at his/her current rate per month at the time of his/her termination, less customary payroll deductions. Severance Pay will be paid to Employee or Employee's heirs, successors, or permitted assigns on a semi-monthly basis, pursuant to the Company's normal payroll schedule, with the first payment being made following the "Effective Date" as defined in the Release. The term "Severance Pay" shall also include Employee's continued enrollment at the Company's expense for twenty-four (24) months in the Company's group medical, dental and vision insurance plans, disability insurance plan and life insurance plan (together, the "Benefit Plans"), all at the same level as provided during the period immediately preceding Employee's termination of employment, provided, however, "Severance Pay" shall not include enrollment in any Company Benefit Plan to the extent the insurer or underwriter of such Benefit Plan will not cover Employee under or include same level benefit coverage for Employee after termination of Employee's employment at a comparable premium. Employee's right to continued group benefits after any period covered by the Company will be determined in accordance with federal and state law. Employee will continue to be obligated to pay the same employee's portion of any premium and any deductible and/or co-payments associated with such benefits, as other similarly situated employees of the Company.

         2.2 In addition to the Severance Pay specified in Section 2.1, Employee will be entitled to outplacement counseling at Employer's expense in accordance with Employer's customary practice, if any, with respect to an employee having Employee's base salary level.

         3. Employee shall not be entitled to the Severance Pay if Employee is separated from the Company for any of the following reasons:

          (A) Resignation. Employee voluntarily quits his position for any reason.

          (B) Cause. The Company terminates Employee's employment for Cause. For purposes of this Agreement "Cause" shall mean:

               (i) the failure by Employee to perform his duties in a manner consistent with Employee's historic performance levels after demand for such performance is delivered by Employer which demand identifies the manner in which Employee has not continued to perform his duties in accordance with Employee's historic performance levels;

               (ii) the willful and  intentional act by the Employee that is, in
               the  reasonable   determination   of  the  Employer,   materially
               injurious to the Company, monetarily or otherwise;

               (iii)the failure, for any reason, of Employee to maintain all professional licenses and memberships required by his position; or

               (iv) the conviction of the Employee of a crime involving an act of moral turpitude or which is a felony.

          (C) Death. Employee's employment is terminated due to his death.

          (D) Family or Medical Leave. Employee shall have been absent from his duties for any reason which is covered by the California Family Care and Medical Leave Act ("FCML") or the Family and Medical Leave Act of 1993 ("FMLA") for longer than the period for which the Company is required to provide to Employee unpaid leave pursuant to the FCML or the FMLA. Nothing contained in this Agreement shall be deemed to waive Employee's rights under the FCML or the FMLA.

         4. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Employee acknowledges that the Severance Pay provided in this Agreement is in excess of the amount that the Employee would have customarily received as a terminated employee under Company policy and that these additional benefits are expressly given as consideration for the execution of this Agreement and the agreement to execute the Release attached hereto as Exhibit A.

         5. Confidentiality.

         5.1 Employee agrees that he/she shall keep and hold the contents, terms and provisions of this Agreement in the strictest confidence and that he/she shall not discuss, disclose, disseminate, produce, publish, comment upon, reference or reveal the existence of this Agreement or any of the contents, terms and provisions of this Agreement to any person or any entity without first securing the prior written consent of the Company, except (1) to Employee's personal representatives or as required in a judicial proceeding to enforce the terms of this Agreement, or (2) as otherwise required by law (in which latter instance, the Employee, upon becoming aware of any such legal duty, shall promptly give notice thereof to the Company and shall, to the greatest extent possible, cooperate with the request of the Company to keep this Agreement confidential). This paragraph does not apply to the reporting, completing and filing of state and federal income tax returns or any and all subsequent proceedings relating thereto. The Employee agrees that any breach of this paragraph will cause irreparable harm and loss to the Company and that the Company shall be entitled to have and secure against the Employee injunctive relief against any future or further violations of this paragraph.

         5.2 Employee, in consideration of the Severance Pay and other benefits to be received by him/her under this Agreement, shall not, directly or indirectly, solicit any of PLM's customers or employees exisiting as of the date of Employee's termination of employment. If Employee violates this Paragraph, and continues to do so after the Company has notified Employee of such violation, Company shall have the right to seek and secure equitable restraint of Employee from such activities in contravention of the provisions of this Agreement, including obtaining a temporary restraining order and/or injunction against Employee.

         5.3 It is specifically understood and agreed that some of the Employer's (and Employer's affiliates) business activities are secret in nature and constitute trade secrets, including but not limited to Employer's (and Employer's affiliates) "know-how", methods of production and manufacturing, ideas and results of research and development, specifications of equipment and materials, profit margins, planning information, projections, customer and supplier information, reports, analyses, agreements, as well as financial data and reports. All Employer's (and Employer's affiliates) trade secrets and proprietary information are and shall be the property of Employer for its own exclusive use and benefit, and Employee agrees that he will hold the same in strictest confidence and will not at any time, either during or after his employment by the Employer, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Employer's written consent, such information is in the public domain or authorized by a contract or agreement to which the Employer is a party or by which it is bound. Violation of this or any of the other covenants of this Agreement will entitle the Employer to, among other remedies, terminate all future Severance Pay.

         6. This Agreement (including the attached Exhibit A) contains the entire and exclusive understanding among the parties regarding the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements and agreements, written and oral, and may not be modified or amended in any respect whatsoever, except by a writing signed by all parties hereto. This Agreement is not intended to conflict with, or reduce or increase any right Employee may have pursuant to the PLM International, Inc. 1988 Management Stock Compensation Plan, the PLM International, Inc. Mandatory Management Stock Bonus Plan, or the PLM International, Inc. Executive Deferred Compensation Plan.

         7. This Agreement shall be governed and construed in accordance with the laws of the State of California. Venue of any action to enforce the terms of this Agreement shall lie in San Francisco County, California. Except for the injunctive relief as set forth in Paragraph 5, any dispute, claim or controversy arising out of or related to this Agreement shall be resolved by arbitration under the Employment Dispute Resolution Arbitration Rules and auspices of the American Arbitration Association, San Francisco, California Regional Office (the "Association"). Any such arbitration shall be conducted by an arbitrator selected by mutual agreement of the parties, and such arbitration decision shall be final. The party prevailing in the arbitration shall be awarded its share of the fees and expenses of the arbitration (including, but not limited to, arbitrator's fees), in addition to attorneys' fees. Employee specifically consents to such arbitration and hereby represents such consent is willfully and voluntarily given without influence by coercion or threatening statements from Employer.

         8. Each signatory hereto represents that he, she or it is fully authorized to execute this Agreement.

         9. The parties agree that if any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect.

         10. With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of PLM. With respect to Employee, this Agreement shall not be assignable but shall inure to the benefit of and be binding upon the heirs, executors, administrators, and successors of Employee.

         11. Nothing contained in this Agreement shall be deemed to change the "at-will" nature of the employment relationship between the Company and Employee. The Company and the Employee hereby acknowledge and agree that Employee's employment may be terminated at will, with or without cause, for any reason, subject to the obligations created by this Agreement. Nothing contained in this Agreement shall be deemed to provide Employee any right to (i) regular, irregular or special salary increases of any kind, (ii) participation in any Company bonus plan or other benefit plan not otherwise available to all employees of the Company or (iii) payment of any bonus compensation of any kind. This Agreement shall not in any way bind or create any obligations for PLM International, Inc. or any of its subsidiaries other than Employer.

                  IN WITNESS WHEREOF, this Agreement has been executed on the day and year specified above.

PLM FINANCIAL SERVICES, INC.                EMPLOYEE


By:  /s/ Stephen Peary                      /s/ Stephen M. Bess

Its: Senior Vice President

                                    EXHIBIT A

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         This Separation Agreement and Mutual Release (the "Separation Agreement"), dated as of ____________________, 19__ is entered into by and between PLM Financial Services, Inc., and _________________ ("Employee"), an individual, who hereby state as follows:

         WHEREAS, Employee has been employed by PLM Financial Services, Inc. and its wholly-owned affiliates and parent, PLM International, Inc. (together, "PLM") since ___________, and has most recently held the position of President, PLM Investment Management, Inc.

         WHEREAS, Employee's employment with PLM has been terminated effective ___________________________;

         WHEREAS, PLM and Employee each desire to resolve any and all matters arising out of Employee's employment with or termination from PLM.

         NOW, THEREFORE, PLM AND EMPLOYEE DO HEREBY AGREE AS FOLLOWS:

         1. In consideration of the provisions hereinabove and hereinafter set forth, PLM and Employee and each of their affiliates, successors, administrators, assigns, agents, attorneys, and any other persons acting on their behalf (collectively "Releasors"), do hereby irrevocably and unconditionally release, relieve, waive, relinquish and discharge one another, and all heirs, predecessors, successors, representatives, assignees, subsidiaries, affiliates, parents, spouses, partners, officers, directors, stockholders, agents, employees, insurers, attorneys, and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), of and from any and all manner of liabilities, claims, demands, actions, causes of action, damages, obligations, all theories of fault or wrongdoing (whether statutory, common law, tort or otherwise), debts, expenses, costs, and attorneys' fees, of every kind, known or unknown (hereinafter referred to as a "Claim" or the "Claims"), arising out of, or in any way related to, Employee's employment with or termination from PLM.

         These Claims include, but are not limited to, Claims arising under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, as amended, including the amendments of the Civil Rights Act of 1991, and the Americans With Disabilities Act, and the law of contract and tort.

         2. PLM and Employee acknowledge and agree that they are aware of the facts and intend that the execution of this Separation Agreement shall be effective as full and final accord and satisfaction and settlement of and as a bar to each and every Claim or Claims arising out of the above which PLM, Employee or the Releasors has, may have in the future or has had against the other party or the Releasees, whether such Claims are known or unknown, foreseen or unforeseen.

         3. PLM AND EMPLOYEE EACH CERTIFY THAT THEY HAVE READ SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH STATES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         4. PLM AND EMPLOYEE HEREBY EXPRESSLY WAIVE APPLICATION OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA AND ANY AND ALL RIGHTS THEREUNDER, AS WELL AS ANY OTHER FEDERAL OR STATE STATUTORY RIGHTS OR RULES OR PRINCIPLES OF COMMON LAW OR EQUITY OR THOSE OF ANY JURISDICTION SIMILAR TO SECTION 1542
(HEREINAFTER REFERRED TO AS A "SIMILAR PROVISION"). THUS PLM, EMPLOYEE, OR THE RELEASORS MAY NOT INVOKE THE BENEFITS OF SECTION 1542 OR ANY OTHER SIMILAR PROVISION IN ORDER TO PROSECUTE OR ASSERT IN ANY MANNER ANY CLAIM OR CLAIMS RELEASED HEREUNDER.

         5. In addition to the amounts which have been paid to Employee for earned salary and accrued vacation pay through , and although the employee is not otherwise entitled to it, Employee will be paid __________________Thousand Dollars ($_______), less customary payroll deductions, as separation pay, as well as certain other post employment benefits specified in a Severance Agreement dated as of ________. Such separation pay will be paid in semi-monthly installments for a total of forty-eight (48) installments, starting on the first regularly scheduled pay day following the Effective Date of this Separation Agreement, as defined in Paragraph 15 below. Employee acknowledges that the separation pay and other post employment benefits are conferred on Employee as consideration for the execution of the Severance Agreement and this Separation Agreement.

         6. In executing this Separation Agreement, the parties hereby acknowledge and agree that Employee is retaining all rights and interests which have vested through [termination date] in PLM's stock option plan(s), its 401(k) Plan (Employees Profit Sharing and Tax Advantaged Savings Plan) and any other plan in which Employee holds a vested interest except as expressly identified as being released under this Agreement, and it is expressly agreed that Employee is not releasing or waiving his vested interest in said plans. In consideration of the receipt of Severance Pay, Employee waives all rights and benefits to which he may be entitled under the Employment Agreement entered between him and PLM International, Inc.

         7. Employee agrees to immediately return to PLM any information regarding PLM's practices, procedures, trade secrets, customer lists, product marketing and any other PLM documents in any form (the "Proprietary Information") and Employee remains obligated to maintain the confidentiality of such Proprietary Information at all times.

         8. Nothing in this Separation Agreement shall be construed as an admission by either party of any unlawful or actionable conduct by either party and the parties hereto make no admission of liability of any kind whatsoever.

         9. The provisions of this Separation Agreement shall be deemed to obligate, extend to and inure to the benefit of, with respect to PLM, its agents, servants, employees, officers, directors, parents, subsidiaries and affiliates, successors and assigns, and, with respect to Employee, his representatives, executors, heirs, administrators, successors and assigns.

         10. Employee agrees that he/she shall keep and hold the contents, terms and provisions of this Agreement in the strictest confidence and that he/she shall not discuss, disclose, disseminate, produce, publish, comment upon, reference or reveal the existence of this Agreement or any of the contents, terms and provisions of this Agreement to any person or any entity without first securing the prior written consent of the Company, except (1) to Employee's personal representatives or as required in a judicial proceeding to enforce the terms of this Agreement, or (2) as otherwise required by law (in which latter instance, the Employee, upon becoming aware of any such legal duty, shall promptly give notice thereof to the Company and shall, to the greatest extent possible, cooperate with the request of the Company to keep this Agreement confidential). This paragraph does not apply to the reporting, completing and filing of state and federal income tax returns or any and all subsequent proceedings relating thereto. The Employee agrees that any breach of this paragraph will cause irreparable harm and loss to the Company and that the Company shall be entitled to have and secure against the Employee injunctive relief against any future or further violations of this paragraph.

         11. This Separation Agreement contains the entire understanding among the parties and supersedes and replaces all prior negotiations, proposed agreements and agreements (other than the Severance Agreement), written and oral, and may not be modified or amended in any respect whatsoever, except by a writing signed by all parties hereto.

         12. This Separation Agreement shall be governed and construed in accordance with the laws of the State of California. Venue of any action to enforce the terms of this Separation Agreement shall lie in San Francisco County, California. Except as set forth in Paragraph 12, any dispute, claim or controversy arising out of or related to Separation Agreement shall be resolved by arbitration under the Employment Dispute Resolution Arbitration Rules and auspices of the American Arbitration Association, San Francisco, California Regional Office (the "Association"). Any such arbitration shall be conducted by an arbitrator selected by mutual agreement of the parties, and such arbitration decision shall be final. The party prevailing in the arbitration shall be awarded its share of the fees and expenses of the arbitration (including, but not limited to, arbitrator's fees), in addition to attorneys' fees. Employee specifically consents to such arbitration and hereby represents such consent is willfully and voluntarily given without influence by coercion or threatening statements from PLM.

         13. Each signatory hereto represents that he, she or it is fully authorized to execute this Separation Agreement.

         14. The Parties agree that if any provision of this Separation Agreement is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect.

          15. The following is required by the Older Workers Benefit Protection Act of 1990: Employee has up to 21 days from the date of this Separation Agreement to accept the terms of this Separation Agreement, although Employee may accept it at any time within those 21 days.

         Employee is advised to consult an attorney about this Separation Agreement.

         Once Employee accepts this Separation Agreement, by signing and dating this Separation Agreement, Employee will have an additional seven days in which to revoke his acceptance. To revoke, Employee must send to PLM's General Counsel a written statement of revocation by facsimile and registered mail, return receipt requested. If Employee does not revoke, the eighth day after the date of his acceptance will be the "Effective Date" of the Separation Agreement.

         16. PLM and Employee do hereby acknowledge and agree that they have each been represented by independent counsel of their own choice throughout all negotiations which preceded the execution of this Separation Agreement and that they fully understand and voluntarily accept this Separation Agreement and have executed this Separation Agreement after seeking the advice of said independent counsel. Each party shall bear, and be solely responsible for, their own respective costs and expenses related to the preparation and subject matter of this Separation Agreement.

         IN WITNESS WHEREOF, the parties have executed this document as of the date set forth below, at San Francisco, California.

EMPLOYEE                                    PLM FINANCIAL SERVICES, INC.

                                            By:

Dated:                                      Title: